                                                                     EXHIBIT 4.5

                      ACT OF ASSIGNMENT OF NOTE AND LIENS
                      -----------------------------------


STATE OF TEXAS      (S)
                    (S)
COUNTY OF HARRIS    (S)


     BE IT KNOWN, that on the dates set forth below, before us, the undersigned Notaries Public duly commissioned and qualified in and for the County of Harris, State of Texas, therein residing, and in the presence of the witnesses whose names are hereunto subscribed, personally came and appeared:

     JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership, whose Federal Tax Identification Number is 76-0407964 with a mailing address of 1400 Smith Street, Houston, Texas, 77002, appearing herein through its general partner Enron Capital Management Limited Partnership, a Delaware limited partnership, appearing herein through its general partner Enron Capital Corp., a Delaware corporation, appearing herein through Wynne M. Snoots, Jr., its duly authorized Agent and Attorney-in-Fact (hereinafter called "Assignor"), and

     U.S. TRUST COMPANY OF TEXAS, N.A., as Trustee under and pursuant to the Indenture (hereinafter defined), whose Federal Tax Identification Number is 75-23537458 with a mailing address of 2001 Ross Avenue, Suite 2700, Dallas, Texas 75201, Attention: Corporate Trust appearing herein through John C. Stohlmann, its duly authorized Vice President ("hereinafter called Assignee"), which Assignor and Assignee through their respective representative declared unto us, Notaries as follows:

     That, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Assignor in hand paid by Assignee under and pursuant to that certain Indenture dated as of June 3, 1997, by and between Forman Petroleum Corporation and Assignee, the receipt and sufficiency of which is hereby acknowledged, Assignor has GRANTED, TRANSFERRED and ASSIGNED, and does by these presents GRANT, TRANSFER and ASSIGN, unto Assignee, without recourse on or warranty or representation (except such warranty or representation as is hereinafter expressly set forth) by Assignor, the following:

     1. Promissory note (the "Note") dated December 16, 1996, in the original principal amount of $10,000,000, executed by FORMAN PETROLEUM CORPORATION, a Delaware corporation ("Forman"), payable to the order of sAssignor on or before June 16, 1997;

     2. All of Assignor's liens, mortgages, security interests and assignments held by Assignor as security for the payment of the Note and the indebtedness evidenced thereby (collectively, the "Liens and Security Interests"), including, without limitation, all such Liens and Security Interests created by and existing and to exist under the following (collectively, the "Mortgage"):

               Act of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated November 21, 1996, executed by Forman, passed before Diane L. Bailey, Notary Public, recorded in the following parishes in the State of Louisiana:

               Parish               Book       Page/Folio  Entry No.
               ------           -------------  ----------  ---------

               Jefferson        Mineral Lease      151      96-63909
                                Book 136
                                MOB 3775           163      96-63909

               Lafourche        COB 1290           226        806225
                                MOB 728            673        806225

               St. Charles      COB 515            663        206916
                                MOB 622            586        206916

               Terrebonne       COB 1532                      987329
                                MOB 1081                      987329,

               as amended by Act of First Amendment of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated December 23, 1996, executed by Forman, passed before Judy M. Sullivan, Notary Public, recorded in the following parishes in the State of Louisiana:

               Parish             Book       Page/Folio  Entry No.
               ------         -------------  ----------  ---------

               Jefferson      Mineral Lease
                              Book 136              166   96-68975
                              MOB 3778              580   96-68975

               Lafourche      COB 1293              358     807596
                              MOB 731               136     807596

               St. Charles    COB 516               659     207615
                              MOB 624               583     207615


               Terrebonne     COB 1538                      989317
                              MOB 1085                      989317.

     EXCLUDING, however, to the extent (if any) that the following could be considered part of the conveyed interests hereunder, any right, title, and interest of the Assignor in (a) the Option to Purchase Overriding Royalty and Royalty Interests dated as of December 16, 1996, by and between Endowment Energy Partners, L.P. ("EEP"), Endowment Energy Co-Investment Partnership ("EECIP") and the Assignor (b) the letter agreement dated as of even date herewith made by Forman in favor of the Assignor providing for certain continuing indemnifications provided by Forman to the Assignor, (c) price swap agreements, option agreements or other agreements entered into by and between Forman and Assignor pursuant to which the price of hydrocarbons is hedged, (d) the fee letter agreement dated December 16, 1996 between ECT Securities Corp. and Forman and (e) all intercreditor and subordination agreements by and among EEP, EECIP and the Assignor.

     Assignor acknowledges that, immediately prior to the execution of this act, other obligations of Forman to Assignor and its affiliates were secured by the Liens and Security Interests. In order that this act shall be effective to transfer all Liens and Security Interests to Assignee upon Assignor's assignment of the Note and the indebtedness evidenced thereby, and to insure that Assignor and its affiliates retain no rights under the Liens and Security Interests as security for any outstanding obligations or obligations of Forman to Assignor that may be incurred in the future, Assignor hereby waives and disclaims all rights to the Liens and Security Interests to the extent they may secure obligations owed to Assignor other than the Note and indebtedness evidenced thereby, and agrees that any obligations now or hereafter owed to Assignor or its affiliates are and shall be unsecured by the Liens and Security Interests.

     TO HAVE AND TO HOLD the Note, together and along with all Liens and Security Interests unto Assignee, its successors and assigns forever. Assignor hereby represents and warrants that (i) Assignor is the owner and holder of the Note, and the indebtedness evidenced thereby, (ii) Assignor has not assigned, mortgaged or hypothecated the Note, the indebtedness evidenced thereby or any of the Liens or Security Interests in connection therewith to any other party,
(iii) Assignor has not amended the Mortgage (other than waivers of certain representations, warranties and covenants relating to the transfers of stock of Forman) or the Note, (iv) Assignor has not executed any instruments to release any of the Liens and Security Interests under the Mortgage, (v) that $10,000,000.00 principal amount is still owing and unpaid on the Note, (vi) that the Note is not overdue, and (vii) that Assignor has the full right and authority to transfer and convey the Note, indebtedness, Liens and Security Interests and to execute this instrument. The Assignee acknowledges that, except for the foregoing representations and warranties with respect to the Note and Mortgage, it is relying on representations and warranties from Forman with respect to all other documents, agreements and matters.

     Assignor authorizes and directs the Clerks of Court of the Parishes of Jefferson, Lafourche, St. Charles, and Terrebonne, Louisiana, to note in the margin of the inscription of the Mortgage, recorded as aforesaid, this Act of Assignment of Note and Liens, in order to give notice that from and after the date of execution hereof Assignee is the mortgagee of record under the Mortgage within the meaning of La. R.S. 9:5556.

     And further, in the presence of the undersigned Notary Public, the Assignor did endorse the Note "Pay to the order of U.S. Trust Company of Texas, N.A., as Trustee, without representation, warranty or recourse, except as and to the extent expressly set forth in the Act of Assignment of Note and Liens dated effective as of June 3, 1997 from Lender to U.S. Trust Company of Texas, N.A., as Trustee". Assignor acknowledges that in accordance with the provisions of Louisiana Civil Code article 3325 the Notary Public has not been requested to paraph the Note or any other evidence of indebtedness for identification with the Mortgage.

     THUS DONE AND PASSED in my office in Houston, Harris County, Texas, on the ____ day of June, 1997, effective for all purposes as of June 3, 1997, in my presence and in the presence of the undersigned competent witnesses who hereunto signed with the Assignor and me, Notary, after due reading of the whole.

                                    ASSIGNOR:
                                    --------

WITNESSES:                          JOINT ENERGY DEVELOPMENT
---------                           INVESTMENTS LIMITED PARTNERSHIP,
                                    a Delaware limited partnership

/s/ Nina Bianchi                    By:  Enron Capital Management
Name:  Nina Bianchi                      Limited Partnership, a Delaware limited
                                         partnership, its general partner

/s/ Brian R. Howard                 By:  Enron Capital Corp., a
Name:  Brian R. Howard                   Delaware corporation, its
                                         general partner


                                         By: /s/ Wynne M. Snoots, Jr.
                                         Name:   Wynne M. Snoots, Jr.
                                         Title:  Agent and Attorney-in-Fact



                         /s/ Bobbi Wiley
                         ------------------------
                         Notary Public

               (stamp)   Bobbi Wiley
                         Notary Public, State of Texas
                         My Commission Expires:
                         October 7, 1998

     THUS DONE AND PASSED in my office in Houston, Harris County, Texas, on the ____ day of June, 1997, effective for all purposes as of June 3, 1997, in my presence and in the presence of the undersigned competent witnesses who hereunto signed with the Assignee and me, Notary, after due reading of the whole.

                                    ASSIGNEE:
                                    --------

WITNESSES:                          U.S. TRUST COMPANY OF TEXAS, N.A.,
---------                           AS TRUSTEE


/s/ Nina Bianchi                    By: /s/ John C. Stohlmann
Name:  Nina Bianchi                 Name:   John C. Stohlmann
                                    Title:  Vice President


 /s/ Brian R. Howard
Name:  Brian R. Howard



                         /s/ LaNette Hopkins
                         ------------------------
                         Notary Public

               (stamp)

                           SCHEDULE OF RECORDING DATA

     Act of Assignment of Note and Liens dated effective June 3, 1997, executed by Joint Energy Development Investments Limited Partnership and U.S. Trust Company of Texas, N.A., recorded in the following parishes in the State of
     Louisiana:

          Parish             Book       Page/Folio  Entry No.
          ------         -------------  ----------  ---------

          Jefferson      Mineral Lease         328   97-28808
                         Book 136
                         MOB 3800              104   97-28808

          Lafourche      COB 1310              146     815667
                         Miscellaneous
                         Book 81               623     815667

          St. Charles    COB 522               267     211523
                         MOB 636                67     211523

          Terrebonne     COB 1560              172     999452
                         MOB 1107              626     999452
